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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 1, 1996, except as to the reincorporation described in Note 10 which is as of __________ __, 1996, relating to the consolidated financial statements of 8x8, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended March 31, 1996 and the six months ended September 30, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such prospectus.




PRICE WATERHOUSE LLP
San Jose, California
November 18, 1996